UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 250, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Albert A. "Rocky" Pimentel, the Executive Vice President and Chief Financial Officer of Glu Mobile Inc. (the "Company"), informed the Company that he was resigning, effective May 9, 2008, in order to serve as the Chief Operating Officer and Chief Financial Officer of McAfee, Inc. Mr. Pimentel will not receive any severance compensation, other than that generally available to other salaried employees as required by applicable law, including payment of accrued vacation.

On April 28, 2008, the Company’s Board of Directors appointed Eric R. Ludwig, the Company’s current Vice President, Finance and Assistant Secretary, to serve as the Company’s Senior Vice President, Finance and Assistant Secretary and, effective May 9, 2008, to serve in the additional capacity as the Company’s Interim Chief Financial Officer during the Company’s search for a new Chief Financial Officer. Mr. Ludwig will be considered as a candidate for the Chief Financial Officer position.

Mr. Ludwig, age 38, has previously served as the Company’s Vice President, Finance and Assistant Secretary since July 2006, served as our Vice President, Finance since April 2005, and served as our Director of Finance from January 2005 to April 2005. Prior to joining the Company, from January 1996 to January 2005, Mr. Ludwig held various positions at Instill Corporation, an on demand supply chain software company, most recently as Chief Financial Officer, Vice President, Finance and Corporate Secretary. Prior to Instill, Mr. Ludwig was Corporate Controller at Camstar Systems, Inc., an enterprise manufacturing execution and quality systems software company, from May 1994 to January 1996. He also worked at Price Waterhouse L.L.P. from May 1989 to May 1994. Mr. Ludwig holds a B.S. in commerce from Santa Clara University and is a Certified Public Accountant.

In connection with Mr. Ludwig’s appointment to serve as the Company’s Senior Vice President, Finance and Interim Chief Financial Officer, the Compensation Committee of the Board (the "Committee"), at a meeting held on April 28, 2008, approved the following additional compensation:

• Mr. Ludwig was granted an option to purchase 40,000 shares of our common stock, at an exercise price equal to $4.39 per share, vesting pro rata monthly over four years; provided that the option vests as to no shares until April 28, 2009 at which time it will vest as to 25% of the shares;

• Mr. Ludwig’s base annual salary was increased to $250,000 from $225,000, and his target bonus was increased to 50% of his base salary from 35% of his base salary; and

• provided that Mr. Ludwig continues service with the Company through the hiring and commencement of service of a Chief Financial Officer in an other than interim capacity (a "Permanent CFO"), Mr. Ludwig will receive a special bonus equal to $30,000 multiplied by a fraction equal to the portion of a year that Mr. Ludwig has served as Interim Chief Financial Officer (i.e., if Mr. Ludwig serves as Interim Chief Financial Officer for 122 days, he will receive a bonus of approximately $10,000).

In addition, in order to induce Mr. Ludwig to serve as Interim Chief Financial Officer and to continue to serve with the Company for at least six months following the appointment of an individual other than Mr. Ludwig to serve as the Permanent CFO (such six month period, the "Post Appointment Period"), the Committee approved a severance arrangement whereby (a) Mr. Ludwig will receive severance equal to six months of his annual base salary (i.e., approximately $125,000) plus health benefits for such period and (b) in addition to any vesting to which Mr. Ludwig is otherwise entitled under the normal vesting provisions of any then outstanding stock options held by him (including the option described above), each such option shall be vested and exercisable with respect to a number of shares equal to one year of vesting in accordance the regular vesting schedule (up to the maximum number of shares subject to such option), in the event that either:

• Mr. Ludwig is involuntarily terminated other than for cause prior to the end of the Post Appointment Period; or

• Mr. Ludwig has (a) continued his service as an employee of the Company through the end of the Post Appointment Period and (b) prior to the expiration of the Post Appointment Period, Mr. Ludwig has given the Company at least 30 days advance written notice of his intent to terminate his service as an employee of the Company.

However, if, during the period beginning on April 28, 2008 and ending on the last day of the Post Appointment Period, we undergo a change of control transaction pursuant to which Mr. Ludwig’s existing change of control benefits (described below) would become payable (i.e., a change in control has occurred and Mr. Ludwig has terminated his employment for "good reason" or was terminated, other than for "cause"), then Mr. Ludwig is not entitled to the above described severance and health benefits or acceleration of vesting related to his service as Interim Chief Financial Officer. He will instead receive the severance, acceleration of vesting and other benefits as provided in his Change of Control Severance Agreement described below.

In January 2007, we entered into a Change of Control Severance Agreement with Mr. Ludwig, under which, should Mr. Ludwig terminate his employment for "good reason" or be terminated, other than for "cause" or disability, within 12 months after a "change of control transaction," Mr. Ludwig would continue to receive for six months his then-current base salary and benefits (other than any bonus) he might have been eligible to receive. Mr. Ludwig will also be eligible to receive a partial bonus prorated for the portion of the relevant period served by him prior to the termination. Additionally, his outstanding unvested options or outstanding shares of common stock subject to a lapsing right of repurchase in favor of the Company would become vested as to an additional 50% of the shares originally subject to that option or lapsing repurchase right. The following terms are ascribed the following meanings for purposes of Mr. Ludwig’s severance agreement:

"Cause" is defined to mean (a) his committing an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects us or any of the Company’s customers, suppliers or partners, (b) his personal dishonesty, willful misconduct in the performance of services for us, or breach of fiduciary duty involving personal profit, (c) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that the Board of Directors reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, the Company, including the Company’s public reputation, (d) any material breach of any agreement with the Company by him that remains uncured for 30 days after written notice by the Company to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of the Company’s confidential information or trade secrets involving personal benefit or (e) his failure to follow the lawful directions of the Board of Directors or, if he is not the chief executive officer, the lawful directions of the chief executive officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies the Board of Directors or chief executive officer, as the case may be, of the reasons for his belief.

A "change in control transaction" is defined to mean the closing of (a) a merger or consolidation in one transaction or a series of related transactions, in which the Company’s securities held by the Company’s stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (b) a sale or other transfer of all or substantially all of the Company’s assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to the Company’s stockholders of any proceeds remaining after payment of creditors or (c) a transfer of more than 50% of the Company’s outstanding voting equity securities by the Company’s stockholders to one or more related persons or entities other than the Company in one transaction or a series of related transactions.

"Good reason" is defined to mean (a) without his express written consent, a significant reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute "good reason," (b) a greater than 15% reduction in his then-current annual base compensation that is not applicable to the Company’s other executive officers or (c) without his express written consent, a relocation to a facility or a location more than 30 miles from his then-current location of employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

April 30, 2008	By:	/s/ L. Gregory Ballard

Name: L. Gregory Ballard
Title: President and Chief Executive Officer